Exhibit 99.1


                            JAMES E. SLAYTON, CPA
                       2858 WEST MARKET STREET SUITE C
                             FAIRLAWN, OHIO 44333
                                1-330-869-6704

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

December 29, 2004

Dear madam/sir,

I resigned as accountant for Golf Entertainment, Corp. (the Company). I previously reported on the Company's financial statements for the period ending December 31, 2001.

The audit report dated December 31, 2001, was unqualified except for an explanatory paragraph concerning the Company's ability to continue as a going concern. There were no disagreements with company's management on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the audit period to the present time.

I have read the Company's statements contained in Form 8-K and agree with them except that I am not in a position to agree with the Company's statement that the change was approved by the Audit Committee of the Board of Directors or that Pollard-Kelly Audit Services, Inc., was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304
(a)(2).

Sincerely,

/s/ James E. Slayton
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 James E. Slayton, CPA